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                                                                    EXHIBIT 3.16

                            CERTIFICATE OF FORMATION

                      Pursuant to 6 Del. C. Section 18-201

         (1)      The name of the limited liability company:

                                          Carville Energy LLC

         (2) The address of the registered office and the name and address of the registered agent:

                                          Corporation Service Company
                                          1013 Centre Road
                                          Wilmington, Delaware 19805

                                                /s/ Jody Rollenhagen
                                                -----------------------
                                                Jody Rollenhagen,
                                                Authorized Person

                                                Name and Address of Organizer:

                                                Jody L. Rollenhagen
                                                30 South Wacker Drive
                                                Chicago, Illinois 60606

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/10/1998
   981476143 - 2977419